Exhibit 99.1

Explanation of Responses:

(1)	Change only in form of indirect pecuniary interest. On March 8, 2012, Brookfield Retail Holdings LLC, a Delaware limited liability company (“BRH”), an investment vehicle through which the Reporting Persons may be deemed to beneficially own shares of Common Stock of the Issuer (the “Shares”), contributed 2,946,661 Shares directly beneficially owned by BRH to Brookfield Retail Holdings R 1 Inc. (“Holdco 1”). In exchange for such contribution, BRH acquired (i) 326.7037 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 2,946,661 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $18,295,407.20, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(2)	Price represents closing market price of Shares on date of contribution.

(3)	Change only in form of pecuniary interest. On March 8, 2012, Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”), the investment vehicle through which the Reporting Persons may be deemed to beneficially own Shares, contributed 2,012,058 Shares directly beneficially owned by BRH II to Holdco 1. In exchange for such contribution, BRH II acquired (i) 223.082 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 2,012,058 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $12,492,592.00, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH II of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(4)	Change only in form of indirect pecuniary interest. On March 8, 2012, Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”), an investment vehicle through which the Reporting Persons may be deemed to beneficially own Shares, contributed 2,307,948 Shares directly beneficially owned by BRH III to Holdco 1. In exchange for such contribution, BRH III acquired (i) 255.888 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 2,307,948 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $14,329,728.00, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH III of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(5)	Change only in form of indirect pecuniary interest. On March 8, 2012, Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”), an investment vehicle through which the Reporting Persons may be deemed to beneficially own Shares, contributed 265,725 Shares directly beneficially owned by BRH IV-A to Holdco 1. In exchange for such contribution, BRH IV-A acquired (i) 29.4616 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 265,725 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $1,649,849.60, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH IV-A of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(6)	Change only in form of indirect pecuniary interest. On March 8, 2012, Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”), an investment vehicle through which the Reporting Persons may be deemed to beneficially own Shares, contributed 530,636 Shares directly beneficially owned by BRH IV-B to Holdco 1. In exchange for such contribution, BRH IV-B acquired (i) 58.8328 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 530,636 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $3,294,636.80, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH IV-B of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(7)	Due to a rounding error, the Reporting Persons previously reported the acquisition of 530,636 Shares in the Form 4 filed on January 23, 2011. Such filing should have reported the acquisition of 530,635 Shares.

(8)	Change only in form of indirect pecuniary interest. On March 8, 2012, Brookfield Retail Holdings IV-C LLC, a Delaware limited liability company (“BRH IV-C”), an investment vehicle through which the Reporting Persons may be deemed to beneficially own Shares, contributed 177,774 Shares directly beneficially owned by BRH IV-C to Holdco 1. In exchange for such contribution, BRH IV-C acquired (i) 19.7103 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 177,774 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $1,103,776.80, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH IV-C of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(9)	Change only in form of indirect pecuniary interest. On March 8, 2012, Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D”), an investment vehicle through which the Reporting Persons may be deemed to beneficially own Shares, contributed 178,393 Shares directly beneficially owned by BRH IV-D to Holdco 1. In exchange for such contribution, BRH IV-D acquired (i) 19.7789 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 178,393 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $1,107,618.40, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH IV-D of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(10)	Change only in form of indirect pecuniary interest. On March 8, 2012, Brookfield Retail Holdings V LP, a Delaware limited partnership (“BRH V and, together with BRH, BRH II, BRH III, BRH IV-A, BRH IV-B, BRH IV-C and BRH IV-D, the “Investment Vehicles”), an investment vehicle through which the Reporting Persons may be deemed to beneficially own Shares, contributed 600,173 Shares directly beneficially owned by BRH V to Holdco 1. In exchange for such contribution, BRH V acquired (i) 66.5427 shares in Holdco 1 representing a proportionate interest in Holdco 1 equivalent to 600,173 of the Shares held by Holdco 1 following the contribution and (ii) pursuant to a loan agreement, a note with Holdco 1 in a principal amount of $3,726,391.20, which accrues interest at a rate of 8% per annum. As a result of the contribution of Shares in exchange for an issuance to BRH V of shares in Holdco 1, the Reporting Persons’ rights with respect to the Shares did not change.

(11)	Common Stock held directly by Brookfield Retail Holdings R 2 Inc. (“Holdco 2”) a wholly owned subsidiary of Brookfield Retail Holdings VI LLC (“BRH VI”). Each of (i) Brookfield US Corporation, a Delaware corporation (“BUSC”), as a shareholder of Holdco 2 and member of Brookfield Retail Split II LLC, a Delaware limited liability company and sole member of BRH VI (“BR Split II”), and shareholder of Brookfield REP GP Inc., a Delaware corporation (“BRGP”) (the manager of BR Split II), (ii) Brookfield US Holdings, Inc., a corporation formed under the laws of the Province of Ontario (“BUSH”), as the sole shareholder of BUSC, (iii) Brookfield Holdings Canada Inc., a corporation formed under the laws of the Province of Ontario (“BHC”) as the shareholder of BUSH, (iv) Brookfield Asset Management Inc., a corporation formed under the laws of the Province of Ontario (“BAM”), as the sole shareholder of BHC and the indirect sole shareholder of Brookfield (US) Investments Ltd., a Bermuda company, indirect wholly-owned subsidiary of BAM and member of BR Split II (“BIL”), and (v) Partners Limited, a corporation formed under the laws of the Province of Ontario (“Partners”), as a shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock indirectly beneficially owned by BRH VI and directly beneficially owned by Holdco 2. In accordance with Instruction 4(b)(iv), the entire amount of the Shares held by BRH VI and directly beneficially owned by Holdco 2 is reported herein. Each of BUSC, BUSH, BHC, BAM and Partners disclaims beneficial ownership of all Shares that are beneficially owned by BRH VI and directly beneficially owned by Holdco 2, except to the extent of any indirect pecuniary interest therein.

(12)	BIL holds a Class B interest in each Investment Vehicle. BAM and Partners may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Shares indirectly beneficially owned by each Investment Vehicle through Holdco 1. In accordance with Instruction 4(b)(iv), the entire amount of the Shares held by the Investment Vehicles is reported herein. BAM and Partners disclaim beneficial ownership of all Shares that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(13)	Brookfield Retail Split LP, a Delaware limited partnership (“BRS”), as the holder of Class A interests in each Investment Vehicle (other than BRH V), may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Shares that are indirectly beneficially owned by each Investment Vehicle (other than BRH V) through Holdco 1. Each of (i) BRGP, as the general partner of BRS, (ii) BUSC, as the sole shareholder of BRGP and an indirect shareholder of BRS, (iii) BUSH, as the sole shareholder of BUSC, (iv) BHC, as the sole shareholder of BUSH, (v) BAM, as the sole shareholder of BHC, and (vi) Partners, as a shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Shares that are beneficially owned by each Investment Vehicle (other than BRH V). In accordance with Instruction 4(b)(iv), the entire amount of the Shares held by the Investment Vehicles is reported herein. Each of BRGP, BUSC, BUSH, BHC, BAM and Partners disclaims beneficial ownership of all Shares that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(14)	Each of (i) Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP, a limited partnership formed under the laws of Manitoba (“BPIC”), as the sole managing member of BRH and the holder of Class C interests in BRH, (ii) Brookfield Private Funds Holdings Inc., a corporation formed under the laws of the Province of Ontario (“BPFH”), as the sole general partner of BPIC, and (iii) BHC, as the sole shareholder of BPFH, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Shares that are indirectly beneficially owned by BRH through Holdco 1. In accordance with Instruction 4(b)(iv), the entire amount of the Shares held by BRH is reported herein. Each of BPIC, BPFH and BHC disclaims beneficial ownership of all Shares that are beneficially owned by BRH, except to the extent of any indirect pecuniary interest therein.

(15)	On March 8, 2012, BRH VI transferred 1,276,129 rights to acquire Shares to BRH V. Each right represents the right to subscribe for 0.375094056 Shares at a price of $15.00 per share. The remaining 3,047,487 rights to acquire Shares beneficially owned by BRH VI are directly held by Holdco 2, a wholly owned subsidiary of BRH VI. Each of BUSC, BUSH, BHC, BAM and Partners, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the rights to acquire Shares indirectly beneficially owned by BRH VI and beneficially owned by Holdco 2. In accordance with Instruction 4(b)(iv), the entire amount of the rights to acquire Shares beneficially owned by BRH VI and Holdco 2 is reported herein. Each of BUSC, BUSH, BHC, BAM and Partners disclaims beneficial ownership of all the rights to acquire Shares that are beneficially owned by BRH VI and Holdco 2, except to the extent of any indirect pecuniary interest therein.

(16)	On March 8, 2012, BRH transferred 2,946,661 rights to acquire Shares to BRH V. Each right represents the right to subscribe for 0.375094056 Shares at a price of $15.00 per share.

(17)	BIL holds a Class B interest in each Investment Vehicle, including BRH and BRH V. BAM and Partners may be deemed to have an indirect pecuniary interest in an indeterminate portion of the right to acquire Shares directly beneficially owned by BRH and BRH V. In accordance with Instruction 4(b)(iv), the entire amount of the rights to acquire Shares held by BRH and BRH V is reported herein. BAM and Partners disclaim beneficial ownership of all rights to acquire Shares that are beneficially owned by BRH and BRH V, except to the extent of any indirect pecuniary interest therein.

(18)	BRS as the holder of Class A interests in BRH may be deemed to have an indirect pecuniary interest in an indeterminate portion of the rights to acquire Shares that are indirectly beneficially owned by BRH. Each of BRGP, BUSC, BUSH, BHC, BAM, and Partners may be deemed to have an indirect pecuniary interest in an indeterminate portion of the rights to acquire Shares that are beneficially owned by BRH. In accordance with Instruction 4(b)(iv), the entire amount of the rights to acquire Shares held by BRH is reported herein. Each of BRGP, BUSC, BUSH, BHC, BAM and Partners disclaims beneficial ownership of all rights to acquire Shares that are beneficially owned by BRH, except to the extent of any indirect pecuniary interest therein. Each of a BPIC, BPFH and BHC may be deemed to have an indirect pecuniary interest in an indeterminate portion of the rights to acquire Shares that are beneficially owned by BRH. In accordance with Instruction 4(b)(iv), the entire amount of the rights to acquire Shares held by BRH is reported herein. Each of BPIC, BPFH and BHC disclaims beneficial ownership of all the rights to acquire Shares that are beneficially owned by BRH, except to the extent of any indirect pecuniary interest therein.

(19)	On March 8, 2012, BRH V received 2,946,661 rights to acquire Shares from BRH. Each right represents the right to subscribe for 0.375094056 Shares at a price of $15.00 per share.

(20)	On March 8, 2012, BRH V received 1,276,129 rights to acquire Shares from BRH VI. Each right represents the right to subscribe for 0.375094056 Shares at a price of $15.00 per share.